      (1)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant (X)

Filed by a Party other than the Registrant ( )

Check the appropriate box:

( ) Preliminary Proxy Statement

( ) Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))

(X) Definitive Proxy Statement

( ) Definitive Additional Materials

( ) Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


The Bureau of National Affairs, Inc.
---------------------------------------------------------------------------
(Name of Registrant as Specified in Its Charter)

---------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

(X) No fee required.

( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transactions applies:

-------------------------------------------------------------

2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------

4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5) Total fee paid

--------------------------------------------------------------------------------

( ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

 1)    Amount Previously Paid:

--------------------------------------------------------------------------------

 2)    Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
 3)    Filing Party:

----------------------------------------------------------------------

 4)    Date Filed:
--------------------------------------------------------------------



      (2)

THE BUREAU OF NATIONAL AFFAIRS, INC.

Cynthia J. Bolbach                                                (202) 452-4580
Corporate Secretary                                           Fax:(202) 452-4226
                                                         E-mail:cbolbach@bna.com



                                                March 26, 1999



TO THE STOCKHOLDERS OF
THE BUREAU OF NATIONAL AFFAIRS, INC.

     You are cordially invited to attend the annual meeting of the Corporation's stockholders on April 17, 1999, at 10:00 a.m., at the Park Hyatt Hotel, 1201 24th St., N.W., Washington, D.C., to elect the 15 members of the Board of Directors, to vote on a resolution proposed by the Board of Directors, and a resolution submitted by stockholders, and to transact such other business as may properly be brought before the meeting.

     An annual report, which includes financial statements for the year ended December 31, 1998, is enclosed for your information. Also enclosed are a proxy statement and a proxy form/envelope and ballot. The number of shares of Class A common stock held directly by you, and held in your name by the Stock Fund Trustee of the BNA 401(k) Plan, is indicated on both the proxy form/envelope and ballot. Please follow the instructions on the proxy form/envelope and ballot carefully.

     The Board of Directors has asked, and the Secretary of the Corporation has designated, KPMG LLP to conduct the balloting, tabulate the results, and seal and store the ballots afterwards. This means that all proxy forms/envelopes and ballots will be sent directly to KPMG LLP, rather than to the Corporate Secretary. A business reply envelope is enclosed for this purpose.

     The Board of Directors requests the participation either in person or by proxy of each stockholder at the forthcoming annual meeting. If you mail your ballot to KPMG, please do so no later than April 10, to ensure that the ballots are received in time to be counted.

                                             Cordially,

                                             s/Cynthia J. Bolbach
                                             --------------------
                                             Cynthia J. Bolbach


Enclosures


      (3)



                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 17, 1999

                      THE BUREAU OF NATIONAL AFFAIRS, INC.
                             1231 25th Street, N.W.
                             Washington, D.C. 20037

                               GENERAL INFORMATION

     Solicitation of the enclosed proxy (which incorporates a ballot for the election of directors and for voting on the Board of Directors and stockholder resolutions) is made by and on behalf of The Bureau of National Affairs, Inc. (the "Corporation") for use at the annual meeting of stockholders to be held at 10:00 a.m., local time, at the Park Hyatt Hotel, 1201 24th Street, N.W., Washington, D.C. on Saturday, April 17, 1999, and at any adjournments of such meeting. The expense of this solicitation will be paid by the Corporation. Officers, directors, and employees of the Corporation may make solicitations of proxies by telephone, regular mail, e-mail, or in person. This proxy statement and proxy form were first mailed to stockholders of the Corporation on or about March 26, 1999. An annual report, including financial statements for the year ended December 31, 1998, is enclosed with this proxy statement.

     The Corporation has 6,700,000 authorized shares of Class A voting common stock ($1.00 par value), 5,300,000 authorized shares of Class B non-voting common stock ($1.00 par value), and 1,000,000 authorized shares of Class C non-voting common stock ($1.00 par value). Only holders of Class A common stock of record at the close of business on March 27, 1999, are entitled to vote at the meeting or any adjournment thereof. On such date, there were 3,507,919 shares of Class A common stock outstanding. Holders of Class A common stock will vote as a single class at the annual meeting, and each outstanding Class A share will entitle the holder thereof to one vote. All shares represented by properly executed and delivered proxies will be voted at the meeting or any adjournments thereof in accordance with the instructions given thereon, if any. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY FORM/ENVELOPE AS SOON AS POSSIBLE. IF YOU MAIL YOUR BALLOT, PLEASE DO SO BY APRIL 10, 1999. You may, nevertheless, vote in person if you attend the meeting since the proxy is revocable, at any time before the presiding officer's call for a vote at the meeting, upon your filing of a written notice of revocation with the Corporation's Secretary.

     A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum. Abstentions will be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting. Class A shares represented by properly-executed proxies, including those Class A shares held in the stockholder's name by the Stock Fund Trustee of the BNA 401(k) Plan, will be voted in accordance with the directions indicated on the ballot portion of the proxy. If the ballot portion of the proxy is not returned for shares held by the Stock Fund Trustee, the Trustee will assume that the instructions as to those shares are to cast no vote. A plurality of the votes cast is required for the election of directors, as discussed below. The proposals presented by the Board of Directors and by stockholders (and any other matter appropriately presented at the meeting) must be approved by a majority of the Class A shares entitled to vote at the meeting. With respect to the election of directors, abstentions or instructions to withhold authority to vote for one or more of the nominees will have no effect on the outcome of the vote. With respect to all other matters, abstentions will have the effect of a vote against the relevant proposal. For further information concerning voting, see section VIII, Voting Procedures.

      (4)



                            I. ELECTION OF DIRECTORS

     Fifteen directors of the Corporation are to be elected at the 1999 Annual Meeting to serve until their successors are elected at the next annual meeting. As provided in the Corporation's By-Laws, the 12 nominees among all the nominees who are Corporation stockholders, and the three nominees among all the nominees who are not Corporation stockholders, who in each case receive the highest number of votes cast for nominees in that category, shall comprise the 15-member Board of Directors. If no directions are indicated on the ballot for the election of directors, the stockholder shall be deemed to have withheld authority to vote for any nominees.


            STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND NOMINEES FOR 12
                "INSIDE" DIRECTORSHIPS (FURTHER INFORMATION ABOUT
                        THE NOMINEES IS CONTAINED IN THE
             BIOGRAPHICAL SKETCHES SECTION OF THIS PROXY STATEMENT)


                                                         Shares of common stock
                                                         beneficially owned on
                                                         March 1, 1999, and % of
Name and, if                                             outstanding shares of
applicable, year               Offices with the          class (All shares are
first served as                Corporation or            Class A except as
a Director                Age  its subsidiaries          indicated)
------------------       ----  -----------------         -----------------------

* William A. Beltz         69  Chairman of the Board     63,500       Class B
   1967                                                               1.44

* Jacqueline M. Blanchard  49  Vice President for        24,260       0.69
   1993                        Human Resources

  Eunice Lin Bumgardner    38  Vice President and         5,359       0.15
                               General Counsel

* Richard H. Cornfield     52  Publisher, BNA Books;      4,922       0.14
   1998                        Executive Editor, Legal
                               Information Services

  G. Christopher Cosby     38  Assistant Managing Editor  3,414       0.10
                               Editor - Federal Taxation,
                               Tax Management Inc.

* Sandra C. Degler         59  Vice Chairman of the      58,357       Class A
   1990                        Board; President, Tax                  1.66
                               Management Inc.           60,209       Class B
                                                                      1.36 (a)

* Kathleen D. Gill         52  Vice President and        26,510       0.76
   1986                        Editor in Chief



      (5)



                                                         Shares of common stock
                                                         beneficially owned on
                                                         March 1, 1999, and % of
Name and, if                                             outstanding shares of
applicable, year               Offices with the          class (All shares are
first served as                Corporation or            Class A except as
a Director                Age  its subsidiaries          indicated)
----------------         ----  -----------------         -----------------------


* Jack Jenc                56  President, The
  1995                         McArdle Printing Co.      26,042      0.74


* Eileen Z. Joseph         51  Executive Editor,          5,313      0.15
  1995                         Environment and Safety
                               Services

* George J. Korphage       52  Vice President and        43,119      1.23
  1988                         Chief Financial Officer

* Gregory C. McCaffery     38  Director, Marketing and    7,737      0.22
  1997                         Product Development

  David P. McFarland       44  Vice President, Tax        4,221      0.12
                               Management Inc.
                               General Manager,
                               BNA Software

* Pat Swords               53  Vice President for        28,994      0.83
  1991                         Sales and Marketing

* Robert L. Velte          51  Vice President for         6,392      0.18
  1996                         Strategic Development

* Paul N. Wojcik           50  President and             22,290      0.63
  1989                         Chief Executive Officer

  Dean M. Zadak            39  Director, E-Business and   2,934      0.08
                                 National Sales


            STOCK OWNERSHIP OF NOMINEES FOR THREE "OUTSIDE" DIRECTORS

                                                         Shares of common stock
                                                         beneficially owned on
                                                         March 1, 1999, and % of
Name and, if                                             outstanding shares of
applicable, year               Offices with the          class (All shares are
first served as                Corporation of            Class A except as
a Director                Age  its subsidiaries          indicated)
-----------------        ----  ----------------          -----------------------

* Frederick A. Schenck     70  Consultant                      -0-
  1991

* Daniel W. Toohey         59  Senior Counsel                  -0-
  1991                         Dow, Lohnes & Albertson

* Loene Trubkin            56  Consultant                      -0-
  1985


* Member of Present Board



      (6)

(a) Mrs. Degler's shares include 60,209 Class B shares, owned by her spouse. These shares may be deemed to be beneficially owned by such nominee under the rules and regulations of the Securities and Exchange Commission. The nominee, however, disclaims beneficial ownership of the BNA shares owned by her spouse.

     As of March 1, 1999, all directors and executive officers as a group beneficially owned 274,617, shares of Class A common stock, or 7.83 percent of the outstanding Class A shares, and 123,709 shares of Class B common stock, or
2.80 percent of the outstanding Class B shares. These share totals include 60,209 Class B shares held by a spouse of a person in the group, who disclaims beneficial ownership of all such shares.

     As of March 21, 1999, 4,420,334 shares of Class B common stock and 298,759 shares of Class C common stock were outstanding.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934. Based on a review of Statements of Beneficial Ownership of Securities on Forms 3, Forms 4, and Forms 5 (and any amendments thereto), no director, officer, or any other person subject to Section 16 of the Securities Exchange Act of 1934 failed to file any of the above Forms on a timely basis.


             II. INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

     The Board of Directors met 11 times during 1998. No director attended fewer than 75 percent of the aggregate of 1) the total number of meetings of the board; and 2) the total number of meetings held by all committees upon which he or she served.

AUDIT COMMITTEE. The Audit Committee makes recommendations to the board concerning the selection, retention, or termination of the independent auditors; reviews accounting principles bearing upon the financial statements; reviews the proposed audit scope and the final report of the independent auditors; reviews the schedule of fees covering audit and nonaudit services performed by the independent auditors; reviews recommendations with respect to changes in accounting procedures and internal accounting controls; and performs such other duties as may be directed or authorized by the board from time to time. During 1998, the Audit Committee met two times. Members of the Audit Committee are Messrs. Schenck, Toohey, and Ms. Trubkin.

EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise all powers of the board (except as otherwise provided or required by law) when the board is not in session, and, during the intervals between board meetings, advises and aids the officers of the Corporation in matters concerning management of the business. During 1998, the Executive Committee met seven times. Its members are Messrs. Beltz, Korphage, Wojcik, Ms. Gill, and Mrs. Degler.

EXECUTIVE COMPENSATION COMMITTEE. The Executive Compensation Committee makes recommendations to the Board of Directors annually concerning the compensation of the Corporation's Chairman and its Chief Executive Officer, and reviews the salaries of executive officers. During 1998, the Executive Compensation Committee met three times. Its members are Messrs. Schenck, Toohey, and Ms. Trubkin.

NOMINATING COMMITTEE. The Nominating Committee consists of three members of the Board of Directors and two employee-stockholders who are not members of the board. A new committee is named each year to nominate candidates for election to the board. The committee met for this purpose in February. The members of the Nominating Committee for the 1999 election of directors were Robert L. Velte, Chair, Richard H. Cornfield, Gregory C. McCaffery, Mack A. Paschal, and Virginia
A. Shew. A report of the committee's selections for nominees, together with a summary of the Corporation's By-Law provisions permitting any Class A stockholder(s) owning at least 2 percent of the outstanding Class A shares to submit nominations to the Nominating Committee, were delivered to each Class A stockholder. Stockholder nominations made in accordance with the By-Laws and received by the Nominating Committee at least 30 days prior to the annual meeting are included in the final list of nominations in this Proxy Statement.


      (7)


          III. PROPOSED RESOLUTION SUBMITTED BY THE BOARD OF DIRECTORS

     The Company's Board of Directors hereby submits to the Company's Class A stockholders the following proposed resolution:

     RESOLVED, that the stockholders recommend that the policy adopted by the Board of Directors in 1982, known as the "surviving spouse policy," which specifies that the Corporation will not exercise its right to redeem Class B common stock from the surviving spouse of a retired officer or employee until one year after the death of such surviving spouse, be amended to specify that such policy will, as of September 25, 1999, apply only to the number of shares owned as of that date, and that any increases in stock holdings above that number after that date will be subject to the redemption provisions as set out in Article IV, Section 1A, Paragraph 9 of the Articles of Incorporation and Section IX, Paragraph 8 of the By-Laws.

     The Board of Directors recommends that stockholders vote FOR this proposal, which would eliminate the surviving spouse policy prospectively.

          The current surviving spouse policy allows the surviving spouse of a Class B stockholder to hold the stock for his or her lifetime, rather than requiring redemption within the time limits established by the By-Laws. Under this proposed resolution, the surviving spouse policy would still apply to the number of shares owned by any stockholder as of September 25, 1999; it would not apply to any increases in stock holdings above that number after that date.
          The "surviving spouse" policy was adopted by the Board in 1982. Although the Board has the authority to rescind or amend this policy, the Board believes that any change to the policy should occur by vote of the Class A stockholders.

          The Board recommends that the resolution be adopted for the following reasons:

     o Employee ownership is the principle under which BNA was founded and by which it has thrived. Ownership of stock by persons other than employees or retired employees weakens this principle, and for that reason the Board believes the surviving spouse policy should be eliminated prospectively.
     o A second consideration in favor of amending the surviving spouse policy is basic fairness. Allowing only the surviving spouses of deceased retirees to hold the stock for their lifetimes grants a benefit only to Class B stockholders, and only to one segment of Class B stockholders. Class B stockholders who are not married at the time of their death do not have the benefit of this policy. Nor do any Class A stockholders; the surviving spouse of a deceased Class A stockholder cannot hold BNA stock for his or her lifetime, but rather must redeem it within eight years of the stockholder's death.

      (8)


      o Related to basic fairness is the incremental cost to BNA and its stockholders of keeping the surviving spouse policy in place. The policy imposes a cost to the company because it must continue to pay dividends on stock held by spouses beyond the holding period specified in the By-Laws, and because it must pay a higher appreciated price when the stock is ultimately repurchased. The policy is costly to the majority of stockholders because the additional outstanding shares reduce earnings per share, an important measure in the Board's determination of stock price and dividend. Those stockholders who benefit from the policy do so at the expense of the majority who do not.

     Approval of this resolution would eliminate the surviving spouse policy prospectively, gradually, and fairly. This resolution, if enacted, would not affect any stock owned by current retirees. For current Class A stockholders, it would mean that the number of shares held as of September 25, 1999, would be covered by the surviving spouse policy, upon their retirement and conversion of their Class A shares to Class B; any increase above that number of shares after September 25, 1999, would not be covered.
     Approval of this resolution would set BNA on a course toward returning to the stock redemption timetable called for in the Articles of Incorporation and By-Laws. This timetable, which allows a deceased Class B stockholder's heir or beneficiary to hold the stock for either eight years from the date of the stockholder's retirement, or one year from the date of death, whichever is longer, is in line with the eight-year holding period granted to the heirs or beneficiaries of Class A stock.
   FOR THESE REASONS, THE BOARD BELIEVES THIS RECOMMENDATION IS IN THE BEST INTERESTS OF THE CORPORATION AND STRONGLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

Vote Required For Adoption:

     The proposed resolution will be adopted if a majority of the Class A shares entitled to vote at the annual meeting votes in its favor.

               IV. PROPOSED RESOLUTION SUBMITTED BY SHAREHOLDERS

     The following resolution is submitted by Class A shareholders Carol Oberdorfer, Michelle Amber, Elizabeth Walpole Hofmeister, G. Reza Namdar, Kenneth May, Neiyana Chotikul, and Gerald B. Silverman:

     RESOLVED, that the shareholders of The Bureau of National Affairs, Inc., recommend that a member of the Washington-Baltimore Newspaper Guild BNA Unit shall, beginning in April 2000, serve as a 13th stockholder member of The Bureau of National Affairs, Inc., Board of Directors and be nominated by the Guild.


      (9)



Proponents' Statement In Support Of Proposal:

     For over 50 years, The Bureau of National Affairs, Inc. has celebrated its status as an employee-owned company. As set forth in the Preamble of the collective bargaining agreement between BNA and its nonmanagement employees, "[t]he Washington-Baltimore Newspaper Guild has been the certified bargaining representative for most of BNA's nonsupervisory employees for almost as long as BNA has been an independent company."
     One feature that contributes to BNA's uniqueness is that its corporate leaders, from the CEO on down, have traditionally been drawn from the ranks of the BNA workforce - committed employee-owners whose years of service to the company give them insight into the company's operations and devotion to its future.
     The spirit that has prompted this infusion of employee-shareholder talent and dedication at the corporate level would be better served if a seat on the BNA Board of Directors were specifically designated for an employee-member of the Newspaper Guild, to be nominated by Guild members but elected by all of BNA's employee-shareholders.
     It is only logical that the bargaining unit employees, who constitute the majority of BNA's valuable workforce and own many shares of BNA stock, should have a voice on the Board.
     Reserving a seat on the Board for a Guild member would prove no more "preferential" than the current practice of reserving three seats for outside directors. Although Guild and bargaining unit members are technically allowed to run for Board membership under the current system, no rank and file BNA employee has ever served on the Board at BNA.
     In contrast, most other majority employee-owned firms which are unionized have union representation on their boards. BNA needs a balanced board in which each member brings special, relevant knowledge to bear. Having a union member on the BNA Board will accomplish that.

Board Of Directors' Statement In Opposition To The Shareholder Proposal:

     The Board of Directors believes that the proposal is NOT in the best interests of the Corporation and recommends that stockholders vote AGAINST the proposal.
     Giving   preferential   treatment  to  any  particular  group  of  employee
stockholders contravenes the democratic nature of the Corporation's board election process and violates the spirit of employee ownership.
     Each year, the Nominating Committee typically nominates more director candidates than there are director seats available. In addition, all Class A stockholders (including Guild members) have the opportunity to nominate candidates, or to seek election themselves, pursuant to the procedures set forth in the Corporation's By-Laws.
     Historically, this procedure has permitted a wide range of stockholder names (including Guild members) to be placed on the ballot. The nominating and election procedures work. It is not in the best interest of stockholders to give the Guild, or any group, an unwarranted advantage in seeking election of their candidates to the board.
     Shareholders have the right to determine freely who will govern their company. They also have the right to expect that each director they place in office will vote --on any matter presented to the Board - solely in the best interests of the company and all of its shareholders. The creation of a new board seat dedicated to serving the interests of a BNA workforce segment made up of both shareholders and nonshareholders flies in the face of those rights and would give nonshareholders rights that are exclusively those of the company's owner/shareholders.
     FOR THESE REASONS, THE BOARD BELIEVES THAT THE PROPOSAL IS NOT IN THE BEST INTERESTS OF THE CORPORATION, AND STRONGLY RECOMMENDS THAT YOU VOTE AGAINST THE PROPOSAL.

Vote Required For Adoption:

     The proposed resolution will be adopted if a majority of the Class A shares entitled to vote at the annual meeting votes in its favor.

                            V. EXECUTIVE COMPENSATION

     A. SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION. Below is information concerning compensation provided by the Corporation to the chief executive officer and the four most highly compensated executive officers of the Corporation in key policy-making positions serving in those positions on December 31, 1998.


      (10)



                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION
NAME AND                                               -------------------------
PRINCIPAL POSITION                  YEAR               SALARY (A)      BONUS (B)
--------------------------------------------------------------------------------
Paul N. Wojcik
         President and              1998               $ 390,865        $ 15,338
         Chief Executive Officer    1997 (c)           $ 389,423        $  8,548
                                    1996               $ 247,308        $ 14,211

Kathleen D. Gill
         Vice President and         1998              $  204,108        $  8,104
         Editor-in-chief            1997              $  202,508        $  4,855
                                    1996              $  185,554        $  4,100

George J. Korphage
         Vice President and         1998              $  195,346        $  7,615
         Chief Financial Officer    1997              $  184,000        $  4,405
                                    1996              $  170,115        $  2,844

Pat  Swords
         Vice President and         1998              $  191,288        $  8,086
         Director of Sales and      1997              $  180,577        $  9,337
         Marketing                  1996              $  156,231        $ 11,832


Robert L. Velte
         Vice President for         1998              $  173,365        $  6,816
         Strategic Development      1997              $  168,654        $  4,008
                                    1996              $  153,546        $  2,556




(a) Based upon 25.5 pay periods in 1998, 27 pay periods in 1997 and 26 pay periods in 1996.

(b) Cash profit sharing, sales incentive bonuses, plus any payments from the Corporation's bonus pool.

(c) For 1996 Mr. Wojcik was president and chief operating officer. He was elected chief executive officer effective January 1, 1997.


      (11)


     B. COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. During 1998, the members of the Executive Compensation Committee were Messrs. Schenck and Toohey, and Ms. Trubkin. The members of the Committee serve as the board's outside directors, and none are former or current officers or employees of the Corporation or any of its subsidiaries. During 1998, the Corporation engaged the services of Dow, Lohnes and Albertson, the firm of which Mr. Toohey is senior counsel, to provide legal counsel. Other than Mr. Toohey, none of the members of the Committee had any interrelationships requiring disclosure in this Proxy Statement.

     C. COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION. The Executive Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Corporation's chairman and of its Chief Executive Officer (CEO). The committee, acting for the board, also has the responsibility of approving the recommendations of the CEO concerning the salaries of executive officers. The committee consists entirely of nonstockholder directors.
     The Corporation's management compensation program is designed to attract, retain, motivate, and reward a highly qualified, productive workforce by offering competitive compensation, superior benefits, and a professional and challenging work environment. Because base salary provides nearly all the compensation of executive officers, including the CEO, and of other managers, base salaries are set at a level that is intended to be generally competitive with other progressive companies in the Corporation's industry and labor market place. The committee does not, however, attempt to place base salaries within any particular strata of salaries paid by competitors.
     The compensation philosophy for executive officers, including the CEO, is the same as that applicable to the Corporation's management employees generally. The merit increase "pool" of 4 percent in 1998 was the same for executive officers as for other management employees.
     The compensation of executive officers during 1998, including the CEO's compensation, was derived from the same sources applicable to all management and supervisory employees of the Corporation: salary and participation in the BNA Employees' Cash Profit Sharing Plan (based upon the same formula used to calculate profit-sharing compensation for all employees). There are no special incentive compensation plans for any corporate officer, including the CEO, nor does any executive officer, or the CEO, receive any non-cash compensation other than benefits such as health insurance that all BNA employees are eligible to receive. The compensation of the chairman, a retired employee of the Corporation, is derived from fees paid to him for his services as chairman and as a consultant to the Corporation.
     The consulting fee to be paid to the chairman in 1998 was recommended by the Executive Compensation Committee and approved by the Board of Directors on December 11, 1997. Salaries for all other executive officers were established by the CEO, with the approval of the Executive Compensation Committee.
     Each officer's compensation was based on an evaluation of his or her performance and contribution to departmental and corporate goals, both financial and nonfinancial. In 1998, the CEO determined salary increases for the executive officers by using the same management compensation structure in place for all management employees. The CEO allocated, among the executive officers, a merit increase "pool" of 4 percent of total executive officer salaries. The factors used in allocating this "pool" included the officer's current level of compensation, the achievement of agreed-upon objectives for 1997, other

      (12)



challenges met, any unusual aspects of the officer's performance in the past year, and the relationship between the officer's current salary and his/her current level of responsibility. No formula was utilized by the CEO in evaluating any executive officer's performance with respect to these factors.
     As is true throughout the company, salary increases outside the merit increase "pool" are granted for promotions into or within the executive officer group, or for expanded job responsibilities for an executive officer within his/her same position.
     The BNA Employees' Cash Profit-Sharing Plan distributes a percentage of the operating profit to full-time employees of the parent corporation and certain subsidiaries, with the exception of sales representatives, who have their own incentive bonus plans. The amount each employee receives is determined by salary and seniority, with the same formula applied to executive officers as is applied to all other employees. The profit-sharing plan has historically provided less than 5 percent of total compensation.

     In determining what it would recommend as the compensation to be paid in 1998 to the chairman and to the CEO, the committee evaluated how well each met the objectives set for themselves, with the committee's help, during 1997. During 1998, the committee developed objectives with the CEO that will serve as the basis for determining compensation for 1999.

     The recommendation for the CEO's 1998 compensation was based in part upon the CEO's performance during 1997, in part upon the company's financial performance in 1997 and its progress toward meeting projected five-year financial goals, and in part upon the committee's consideration of an appropriate base salary for the Corporation's CEO, based upon the general compensation philosophy already described. The compensation recommendation also reflected the committee's subjective evaluation of how well the CEO met other specific goals, including monitoring Year 2000 compliance efforts, continuing the development of the market strategy groups, and integrating IOMA into BNA's corporate family. No specific formula or specific weighing mechanism was used by the committee in evaluating overall achievement of these goals.

     The compensation recommendation of the Executive Compensation Committee was presented to the full Board of Directors at its meeting on March 12, 1998. After full discussion, the board approved the 1998 compensation for the CEO.

                                                 Frederick A. Schenck, Chairman
                                                 Daniel W. Toohey
                                                 Loene Trubkin

      (13)



                              D. PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

Measurement Period      The Bureau of National   S&P 500           Dow Jones
(Fiscal Year Covered)        Affairs, Inc.        Index         Publishing Index
---------------------   ----------------------   -------        ----------------
Measurement Point--
    12/31/93                    $ 100.00        $ 100.00           $ 100.00
FYE 12/31/94                      111.71          101.32              95.80
FYE 12/31/95                      130.44          139.40             118.00
FYE 12/31/96                      147.57          171.43             136.60
FYE 12/31/97                      168.62          228.60             201.30
FYE 12/31/98                      199.50          293.91             214.00


The above graph compares the performance of the company's common stock of Standard and Poor's (S&P) 500 Composite Index and the Dow Jones Publishing Index for the last five years, assuming $100 was invested in the company's common stock and each index at December 31, 1993, and that all dividends were reinvested.

      (14)



     E. DIRECTORS' COMPENSATION. The directors who are employees of the Corporation are not compensated for their services as BNA directors. During 1998, the three board members who are not stockholders -- the "outside" directors -- received an annual retainer of $12,000 for board membership, an annual retainer of $1,000 for chairing board committees, a fee of $1,000 for each board meeting attended, and $500 for each board committee meeting attended, plus reimbursement for travel expenses.

     Each outside director serves on the Audit Committee, chaired by Mr. Toohey, and the Executive Compensation Committee, chaired by Mr. Schenck. Total amounts paid to Mr. Schenck, Mr. Toohey, Ms. Trubkin, for director's and committee fees were $27,500 each.

     The outside directors also receive supplemental compensation that is based on the Corporation's financial progress during the director's service on the board. This supplemental compensation is computed by averaging the percentage increase of BNA earnings per share and cash flow per share for the current year compared to the year the outside director joined the board (1990 being established as the base year for the current outside directors). This percentage growth is then applied to the director's board fees earned during the current year to determine the supplemental compensation. Because the supplemental compensation formula is based upon financial measures which influence BNA share price and dividend decisions, the board believes that this compensation aligns the total compensation of the outside directors to the interests of shareholders. Supplemental compensation earnings paid in 1998 were: Mr. Schenck, $11,143, Mr. Toohey, $11,650; and Ms. Trubkin, $11,143.

     Mr. Beltz was paid $120,000 during 1998 for his services as a consultant and as Chairman of the Board, Chairman of the Executive Committee, and member of the Budget Committee, Corporate Investment Committee, Retirement Plan Investment Committee, VEBA Investment Committee, and member of the boards of directors of the McArdle Printing Co., Inc., and BNA International Inc.


                           VI. EMPLOYEE BENEFIT PLANS

     EMPLOYEES' RETIREMENT PLAN. The summary compensation table does not include contributions to the BNA Employees' Retirement Plan ("Retirement Plan") for the named individuals or group, since contributions are computed on an actuarial basis and the amount expended by the Corporation under the Retirement Plan for a particular participant cannot be readily separated or individually calculated.

     The Retirement Plan is a non-contributory defined benefit plan that covers all full-time employees and all part-time employees who work at least 1,000 hours a year. The amount of each employee's retirement benefit is determined by a specific formula based on average annual compensation and years of service with the Corporation. The benefits paid under the Retirement Plan are not subject to any deduction for Social Security or other offset amounts.


      (15)



         The Internal Revenue Code limits the annual retirement benefit that may be paid from a qualified retirement plan and the amount of compensation that may be recognized by the retirement plan. To the extent that the annual retirement benefit exceeds limits imposed by the Code, the difference will be paid from general corporate funds.

         The following table illustrates the estimated annual benefits payable upon retirement from the Retirement Plan and general corporate funds upon normal retirement, age 65 or Rule of 85 (age plus years of service total 85 or more) and are based on a straight life annuity, notwithstanding the availability of joint survivorship options.


                                Years of Service

Average Annual
Compensation*             10           20           30             40
--------------------------------------------------------------------------------

$ 150,000             $ 18,000     $ 36,000      $ 54,000      $ 72,000
  200,000               24,000       48,000        72,000        96,000
  250,000               30,000       60,000        90,000       120,000
  300,000               36,000       72,000       108,000       144,000
  350,000               42,000       84,000       126,000       168,000

         * Average annual compensation is the average of the employee's cash compensation in each of the highest paid five years during the employee's last ten years of employment.

     For the named executive officers, the compensation included in the calculation of pension benefits are those set forth in Columns (a) and (b) of the Summary Compensation Table. The years of credited service under the Retirement Plan for the employees named in the table above are as follows: Ms. Gill, 28; Mr. Korphage, 25; Ms. Swords, 20; Mr. Velte, 21 and Mr. Wojcik, 25.


           VII. INFORMATION CONCERNING INDEPENDENT PUBLIC ACCOUNTANTS

     The Corporation's independent public accountants for 1997, 1998, and the current year are KPMG LLP. A representative of that firm will be present at the annual meeting of stockholders, with the opportunity to make a statement, if desired, and to respond to appropriate questions.


                              VIII. VOTING PROCEDURES

     Enclosed is a ballot and proxy form/envelope to be used in voting for directors and on the two proposals. Instructions for the use of the ballot appear on the ballot.

     Please note that the ballot lists the number of shares you own directly, as well as the number of shares held in your name by the Stock Fund Trustee of the BNA 401(k) Plan. Technically, because shares in the BNA 401(k) Plan are held by the Stock Fund Trustee in the names of the participants in that Plan, the Trustee votes those shares. Practically, returning the ballot portion of the proxy, you instruct the Trustee as to how the shares held in your name are voted, just as you instruct the holders of the proxy to vote the shares held directly by you. The ballots are opened and counted by KPMG LLP, which will inform the Stock Fund Trustee as to the number of shares voted in the 401(k) Plan. The Trustee will assume that failure to return the ballot portion of the proxy for shares held in the 401(k) Plan constitutes instructions that those shares not be voted. Thus, completion and return of the ballot portion of the proxy will effectively vote shares held in the BNA 401(k) Plan as well as shares acquired through the Stock Purchase and Transfer Plan. If you return your ballot, but do not vote "for", "against", or "abstain" on either or both of the proposals, the proxy will be voted as follows: on the Board of Directors proposal, the proxy will be voted "for" the proposal; on the shareholders' proposal, the proxy will be voted "against" the proposal. If you return your ballot, but do not vote for the election of directors, you will be deemed to have withheld authority to vote for any nominees.



      (16)



     IF YOU WILL VOTE IN PERSON AT THE ANNUAL MEETING, PLEASE BRING THIS BALLOT AND THE ENVELOPE WITH YOU. Use of this particular ballot will expedite the counting of the votes during the course of the meeting.

     Audrey C. Hipkins and Donald A. Masters have been designated by the Board of Directors as the inspectors and judges of the election and of any other vote which may be taken at the annual meeting. The votes for directors, and on the Board of Directors and stockholder proposals, will be tallied by KPMG LLP, certified public accountants, Washington, D.C. Immediately after the tallying and certification of the vote by the judges, KPMG will seal and store the ballots.

     Announcement of the vote for directors, and of the vote on the Board of Directors and stockholder proposals, will be made immediately after the report and certification by the judges. The successful candidates will declared elected as members of the Board of Directors for the ensuing year.


                         IX. 2000 STOCKHOLDER PROPOSALS

     Except for stockholder proposals relating to nominations for director governed by the Corporation's By-Laws, stockholder proposals which are the proper subject for inclusion in the proxy statement and for consideration at the 2000 Annual Meeting must be received by the Corporation no later than November 29, 1999. Such proposals should be directed to the Secretary of the Corporation at its principal office in Washington, D.C.

                                X. OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented for action at the meeting other than the election of directors and voting on the Board of Directors and stockholder proposals. The enclosed proxy does not confer discretionary authority to vote with respect to any other matters that may properly come before the meeting. If any other matters are brought before the meeting, they will be decided by the vote of persons in actual attendance, subject to the requirement in the Corporation's By-Laws that all matters brought before any meeting of stockholders be decided by a vote of the holders of a majority of the Corporation's Class A common stock entitled to vote at such meeting, unless a different vote is required by the Corporation's Certificate of Incorporation or By-Laws, and subject to any additional requirements imposed by applicable law.

     The enclosed biographical sketches of nominees for the Board of Directors are incorporated by reference into this Proxy Statement.


                                           By Order of the Board of Directors,



                                           s/Cynthia J. Bolbach
                                           --------------------
                                           Cynthia J. Bolbach
                                           Corporate Secretary




March 26, 1999
      (17)


                        BIOGRAPHICAL SKETCHES OF NOMINEES


 Photo of                  WILLIAM A. BELTZ (69),  chairman of the board, joined
 William A. Beltz          BNA in 1956.  He has been a member of BNA's  Board of
                           Directors since 1967, and prior to his election as an officer of the corporation served as chairman of the board's budget committee. He became a director of Fisher-Stevens, Inc., in 1978, a member of the Tax
                           Management  Inc.  board in 1979,  a  director  of BNA
                           Communications  Inc.  in 1980,  and a director of BNA
                           International Inc. in 1982. Since January 1985, he has been chairman of the board of The McArdle
                           Printing Co., Inc. He also continues to serve on the BNA International board.

                           His BNA career began as a staff editor assigned to the vertical labor services (Construction Labor Report, White Collar Report, Retail Services Labor Report, and Government Employee Relations Report). In 1964 he became managing editor of the four vertical services and Collective Bargaining Negotiations and Contracts. In January 1970 he was named associate editor for labor services and in July 1972 he succeeded Edward H. Donnel as vice president and executive editor. He was elected president in December 1979 and chief executive officer in December 1980.

Beltz is a graduate of Tufts University, Medford, Mass., and did graduate work at The American University, Washington, D.C. He has served on the Board of Directors of the Information Industry Association, and as a member of the executive council of the Professional and Scholarly Publishing Division of the Association of American Publishers.

Beltz is chairman emeritus of the Washington Theatre Awards Society, which sponsors the Helen Hayes Awards for excellence in theatre arts, and is a trustee of The Shakespeare Theatre. He also is a trustee of the Federal City Council, and a member of the Economic Club of Washington.



Photo of                   JACQUELINE  M. BLANCHARD (49), has  served  as  BNA's
Jacqueline M.              vice   president  for  human  resources  since  1994.
Blanchard                  Blanchard  began  her BNA  career  in 1984 as a labor
                           relations specialist. She was appointed director of labor relations in 1987, and director of labor and employee relations in 1991. She has served as a member of the BNA Board of Directors since April
                           1993. She is past chair of board's deferred stock purchase plan administrative committee.

                           Blanchard  has  served  on a  number of internal task
forces and committees over the years, including the CBNC audit committee, joint health care committee, and facility planning steering committee. She is currently a member of BNA's management committee and the publishing systems steering committee.

Blanchard is a member of several professional associations, and currently serves on the human resources advisory board of the American Management Association ("AMA"), the mid-Atlantic and southern U.S. board of the Society for Human Resource Professionals ("SHRM"), and is past president and member of the board of the D.C. chapter of the Industrial Relations Research Association.

Before coming to BNA in 1984, Blanchard was an editor and manager of labor and employee relations services at the National Association of Broadcasters. She holds a B.A. in English literature and history from the University of Wisconsin and a B.S. in personnel and industrial relations from the University of Maryland.



      (18)


 Photo of                  EUNICE  LIN  BUMGARDNER   (38),  vice  president  and
 Eunice Lin                general  counsel,  joined  BNA in 1994  as  associate
 Bumgardner                general counsel. She was appointed general counsel in
                           1995 and elected vice  president in 1996.  Bumgardner
                           currently  serves  on the  management  committee  and
                           insurance  oversight  committee and has served on the
                           retirement   plan   committee  and  1997   collective
                           bargaining team (management).  She also has served on
                           the BNA Washington  Board of Directors since 1996. As
                           BNA's 1998 United Way chairman,  Bumgardner organized
                           a  campaign  that   raised  over  $100,000  for  D.C.
                           metropolitan charities.

Prior to coming to BNA, Bumgardner was a senior associate with the New York-based law firm of LeBoeuf, Lamb, Greene & MacRae, where she worked in several practice areas including employment/labor, general corporate and employee benefits/ERISA. She also was active in the firm's recruiting program. She began her professional legal career with Smith, Heenan & Althen, where she maintained a broad corporate practice. Bumgardner also has worked as a research assistant to Professor Paul Rothstein (Georgetown University Law Center), a summer associate at Lillick, McHose & Charles, and as a law clerk for Neighborhood Legal Services Corporation in Anacostia. She is the author of several publications including a Tax Management Portfolio.

Bumgardner grew up in Silver Spring, Maryland. She graduated from Emory University, Atlanta, Georgia, with a business degree in Finance, and received her law degree from Georgetown University in Washington, D.C. She is admitted to practice in Maryland and D.C. and is an active member of the American Corporate Counsel Association.


Photo of                   RICHARD H. CORNFIELD (52),  executive  editor,  legal
Richard H                  information  services,   and  director,   BNA  Books.
Cornfield                  Cornfield  joined  BNA in 1974 as an  editor  for The
                           Family Law Reporter and was named managing  editor of
                           that service in 1980.  Cornfield then served as legal
                           services  division  product  development  manager and
                           later  as  BNA  corporate  planning  and  development
                           manager.  He held the positions of marketing  manager
                           and  business  manager  at  BNA  Books  before  being
                           appointed  publisher  there  in  1991.  He  was  made
                           executive  editor  of  legal   information   services
                           earlier this year.

Cornfield has been a member of several task forces over the years including the state laws information, BNA's Chemical Regulation Reporter, and Buraff Publications audit committees. He was appointed to the BNA Communications Inc. Board of Directors in 1997. Cornfield holds a B.S. in business administration and received his J. D. from the Columbus School of Law, Catholic University of America. He is a member of the District of Columbia Bar.



      (19)




 Photo of G.               G.  CHRISTOPHER   COSBY  (38),   assistant   managing
 Christopher Cosby         editor-federal  taxation,  Tax Management  Inc. Chris
                           began his current position in July 1998. Previously, he was managing editor of BNA's Compensation and Benefits Library on CD (CBCD) and Employee Benefits
                           Library on CD (EBCD). Chris began his BNA career in March 1989 as a tax law analyst at Tax Management.
                           After working at Tax Management for three years, he left BNA in August 1992 to work as a pension law specialist for the U.S. Department of Labor in the Pension and Welfare Benefits Administration's office of policy and legislative analysis.
In December 1993, Chris returned to BNA as managing editor of CBGD/CBCD. He was named managing editor of the Payroll Administration Guide and Payroll Library on CD in 1994; a position he relinquished in 1995 to oversee the development of EBCD.

Chris was elected to the Tax Management Board of Directors in 1997. He also is a member of BNA's 401(k) Plan administrative committee, the retirement plan administrative committee, and the Open Book committee.

Prior to joining BNA, Chris worked as a tax lawyer in private practice. He received a bachelor's degree in government from Franklin and Marshall College, Lancaster, Pa., and a J.D. from the University of Maryland School of Law. He also holds a Master of Laws in Taxation and an Employee Benefits Certificate from the Georgetown University Law Center.


 Photo of                  SANDRA C. DEGLER (59), vice chairman of the board and
 Sandra C. Degler          president of Tax  Management  Inc., has been a member
                           of the Tax Management  Board of Directors  since 1981
                           and the BNA Board of  Directors  since 1990.  She has
                           also   served  on  the   boards  for  two  other  BNA
                           subsidiaries.

                           Over her 32-year career with BNA, she has served as BNA marketing manager, labor product manager, and managing editor of two publications, and was the first managing editor of Occupational Safety and Health Reporter. As president of Tax Management Inc., she oversaw the development of the first personal computer software product for BNA and the first CD-ROM service. Previously she was public relations and advertising manager for Blue Cross of Virginia. She has authored various books and articles on OSHA and environmental issues.

She is vice chairman of the BNA Board of Directors and a member of the board's executive committee, budget committee, the corporate and retirement plan investment committees, the corporate development committee, and the management committee, and has served on various corporate audit committees.

Educated at Goucher College, Towson, Md., she also studied marketing and management at the University of Wisconsin. She is a member of the International Fiscal Association and has served on the Advisory Board of Queens College Center for the New American Workforce.

      (20)


 Photo of                  KATHLEEN D. GILL (52),  was named vice  president and
 Kathleen D. Gill          executive  editor  in  February  1993,  after  having
                           served as associate editor of business and human resources services for six years. She was designated editor in chief in January 1997. She has been a member of BNA's Board of Directors since 1986. Gill chaired the budget committee for five years and is a member of the board's executive committee. She also served as a member of the Board of Directors of The
                           McArdle Printing Co., Inc., for two years. She was named chairman of the publishing systems steering committee in September 1993.

                           Gill was the first  managing  editor  of BNA  Pension
                           Reporter (later renamed Pension and Benefits Reporter), and was responsible for the development of Employee Benefits Cases and Benefits Today. During her years as PEN's managing editor, she wrote extensively about  developments  under ERISA and was an editor of the BNA book
ERISA: The Law and the Code.

Prior to her work on BNA Pension Reporter, she served as reporter and later as managing editor of Environment Reporter. In 1982 she helped found WEB, Inc., a network of employee benefits professionals that now is a nationwide association of 2,000 members in 18 chapters. Before joining BNA, Gill worked as a reporter and editor in Detroit. She holds a degree in journalism from Marquette University in Milwaukee.



Photo of                   JOHN  "JACK"  JENC  (56),  president  and  CEO of The
John Jenc                  McArdle Printing Co., Inc., a wholly-owned subsidiary
                           of BNA, began his career at BNA in 1981 as corporate controller. In 1990 he was appointed BNA treasurer, a position he held until March 1998, when he was named chief operating officer at McArdle. He was promoted to president and CEO of McArdle effective January 1, 1999. During his 17 years as a BNA employee, Jenc served on various corporate management committees and has been a member of the Board of Directors of McArdle since 1985. Jenc is a past president, vice president and member of the Board of Directors of the BNA Federal Credit Union. Prior to joining BNA, Jenc had a progressive career of diversified government and industry experience in the following positions:
                           operational auditor with the U.S.
General Accounting Office; accountant and auditor with the public accounting firm of Arthur Andersen & Co.; internal audit manager, assistant controller, and then controller for Peoples Drug Stores, Inc.; controller and chief financial officer of Burton Parson & Co., a pharmaceutical manufacturer.

Jenc is an accounting graduate of the University of Gannon, Erie, Pa. He is a CPA and is a member of the American Institute of Certified Public Accountants, and the District of Columbia Institute of CPAs.

      (21)

 Photo of                  EILEEN Z. JOSEPH (51), executive editor,  environment
 Eileen Z. Joseph          and safety information  services,  began her 27 years
                           with BNA as an  entry-level  reporter on the staff of
                           Occupational  Safety  & Health  Reporter,  ultimately
                           becoming its senior  editor.  Appointed to management
                           in 1976,  she was in  charge  of the  division's  new
                           products  and  developed  Job Safety and Health.  She
                           continued   to  develop  all  the   services  in  the
                           Environment,   Safety   and  Health   Series   (ESHS)
                           including   Loss   Prevention   and  Control,   Water
                           Pollution Control,  Air Pollution  Control,  Chemical
                           Substances   Control,    and   Insurance   and   Risk
                           Management,  for all of which she served as  managing
                           editor.  In 1987,  following passage of the Superfund
                           amendments,   she   developed   BNA's   Right-to-Know
                           Planning Guide and was also its managing editor.

Joseph created, developed, and edited the book Chemical Safety Data Guide. She has also participated in many BNA conferences and chaired a conference on lawsuits under SARA Title III. She has written magazine articles and spoken before many groups on environment and safety regulatory and compliance topics.

Six years ago she was appointed coordinator of the interdepartmental group that developed Environment Library on CD (ELCD) which was launched in June 1993, and Safety Library on CD (SLCD) which was launched in September 1994, libraries that are now available on the Web.

She served for four years as a member of the board of BNA Communications Inc. Two years ago she was appointed to the executive committee of the Business Information and Technology Council of the Software and Information Industry Association.

Joseph received a B.A. from George Washington University and did graduate work at G.W. and American Universities while she was a licensed real estate sales representative in Washington, Virginia, and Maryland. She has lectured in art and tutored in English.

She served on the President's Council of Tulane University, and is a member of the Parent Council of Emory University, both groups that consult with these institutions about education and technology. She serves also as a member of Emory's Public Affairs Advisory Council.




Photo of                   GEORGE J.  KORPHAGE  (52),  vice  president and chief
George J                   financial officer,  joined BNA in 1972. He has been a
Korphage                   member of BNA's Board of Directors since 1988. A CPA,
                           he was in public  accounting  for three years  before
                           coming to BNA. He held several accounting and finance
                           management  positions at BNA before being  elected to
                           his present  position  in 1988.  He serves on several
                           management  and  planning  committees  including  the
                           corporate    development    committee,     management
                           committee,   and  the  publishing   systems  steering
                           committee.  He is a member of the  board's  executive
                           committee,   and  chairs  its  budget  committee  and
                           investment committees. In addition, he is a director of BNA International Inc. and The McArdle Printing
                           Co., Inc., and chairs the board of BNA Washington, Inc.

Korphage is an accounting graduate of Emporia (Kansas) State University, and did graduate work in finance at the University of Maryland. He is a member of the American Institute of Certified Public Accountants and the District of Columbia Institute of CPAs.

      (22)

Photo of                   GREGORY C.  MCCAFFERY  (38),  was named  director  of
Gregory C                  marketing and product development in 1996,  following
McCaffery                  the merger of BNA's marketing and product development
                           functions. Prior to the creation of the new division,
                           he served as director of new product  development for
                           two  years,  and as manager  of the  reference  guide
                           development unit. He currently serves on the Board of
                           Directors  of  the   Institute  of   Management   and
                           Administration (IOMA), and served on the board of Pike & Fischer, Inc. in 1996 and 1997. He is a member of the electronic initiatives team and the publishing systems steering committee.

                           McCaffery joined BNA in 1986 as an editor on the staff of BNA's Chemical Regulation Reporter. He served in reporting and editing positions on several BNA publications until 1990, when he was appointed to management. In 1992, McCaffery helped to create, edit, and launch BNA's Americans with Disabilities Act Manual
(ADAM). In 1996, he helped manage the successful development and launch of BNA's notification services in Lotus Notes and World Wide Web formats.

In the editorial department, McCaffery held management positions on the following publication staffs: Daily Labor Report, Labor Relations Week, BNA's Employee Relations Weekly, Workforce Strategies, Affirmative Action Compliance Manual, Equal Employment Opportunity Compliance Manual, and BNA's Americans with Disabilities Act Manual.

McCaffery holds a bachelor of science degree from American University, and has completed course work at the University of London, the California Institute of Technology, and The Wharton School at the University of Pennsylvania.



Photo of                   DAVID P.  MCFARLAND  (44)  joined  BNA in 1985 as BNA
David P.                   software product manager. Both as product manager and
McFarland                  marketing   manager   for   BNA   Software,   he  was
                           instrumental in propelling the BNA Income Tax Planner to its current position as the leading tax planning title in the tax and accounting industry. He also provided the leadership to turn an aging DOS-based product line into state-of-the-art Windows products that became top sellers in 1998. Both the BNA Income
                           Tax Planner and the BNA Next Dimension Fixed Assets products earned Accounting Today's "Top 100" software products designation in 1998. Under his leadership as general manager, BNA Software has almost doubled in size and consistently provided outstanding profits for the company.

In addition to his duties as general manager of BNA Software, McFarland became vice president of Tax Management in 1998 and is currently involved with a broad range of issues affecting the future of TM. McFarland serves on the Tax Management Board of Directors and has been an active participant on several BNA committees.

Prior to joining BNA, McFarland was in practice as a CPA and also worked as a product manager for General Electric Information Services Company. McFarland holds both a B.S. and M.B.A. degree from the University of Virginia.

      (23)


Photo of                   FREDERICK A. SCHENCK (70),  served as vice  president
Frederick A.               for personnel, Cunard Line, Ltd. until December 1992.
Schenck                    He served the  company as a  consultant  until  1994.
                           Over  a  20-year  span,  he  served  in a  number  of
                           administrative  and human resource- related positions
                           in  New  Jersey  state  government,   from  personnel
                           officer  to  director  of the  agency  that  provides
                           services to children and  families.  In 1977 he moved
                           to  federal  government  service  and in 1978  became
                           deputy   under    secretary    of   commerce,    with
                           responsibility  for field  coordination of Commerce's
                           programs and  delivery of  resources  and services to
                           state and local governments and the private sector in
                           areas   of   economic   development,   domestic   and
                           international trade, and business development.

In 1979, Schenck became senior vice president, administration, for Resorts International Casino Hotel, with executive responsibilities for personnel management, industrial relations, staff development and training, affirmative action, compensation and benefits.

He continues to serve on the boards of many civic and charitable organizations.

Schenck studied Business Administration at Howard University and holds B.S. and M.A. degrees from Rider College.



Photo of                   PAT SWORDS  (53),  was named vice  president of sales
Pat Swords                 and marketing in February 1996.  Swords has served on
                           the BNA  Board of  Directors  since  1991,  and was a
                           member of the budget  committee in 1994 and 1995. She
                           currently   serves  on  the   corporate   development
                           committee,  management committee,  and the publishing
                           systems steering committee. She began her career as a
                           BNA district sales  representative in January of 1977
                           in   Denver,   Colorado   and   served   as  a  sales
                           representative for eight years in Denver, Phoenix and
                           Las Vegas, qualifying for DSA every year in which she
                           was a  representative.  In  1985  she  was  appointed
                           regional manager for the newly created Mountain Sales
                           Region,   a   position   she  held   until  her  1996
                           appointment as vice president of sales and marketing.

Swords is a native of West Texas. She attended Stephens College in Columbia, Mo., where she majored in social sciences. After graduation, she was hired as a social worker in the Aid to Families with Dependent Children Program. She spent five years working with AFDC mothers. In 1975 she entered sales, when she joined the sales team at Moore Business Forms.

      (24)

Photo of                   DANIEL W.  TOOHEY  (59),  is a senior  counsel to the
Daniel W.                  Washington,  D.C.-headquartered firm of Dow, Lohnes &
Toohey                     Albertson,  where he has  practiced  since  1966.  In
                           1984, he was appointed its managing partner, a position he held until January 1991. Before joining the law firm, he had been a general attorney with the Federal Communications Commission. He is now senior counsel to the law firm and senior vice president and general counsel of the World Mortgage Association.

                           He served a three-year term as general counsel to the Greater Washington Area Board of Trade and a term on its board. He has also served as a trustee and executive committee member of the Federal City Council, vice chairman of the board of the Shakespeare Theatre, and president of the Legal Aid Society.

He is a graduate of St. Louis University (A.B., 1961; J.D., 1964) and has co-authored the book Legal Problems in Broadcasting (1974) and several articles. He is a frequent lecturer at many universities. He is admitted to practice before the U.S. Supreme Court and in the District of Columbia, and the states of New York and Missouri.



Photo of                   LOENE  TRUBKIN  (56),   president  of  Sidlo,   Inc.,
Loene Trubkin              consults with  information  industry firms on product
                           development and marketing strategies.  She has served
                           on the boards of  directors  of Data  Courier,  Inc.;
                           Sedgwick    Printout   Systems    Corporation;    the
                           Information    Industry    Association;    and    BNA
                           subsidiaries   Fisher-Stevens,   Inc.  and  Executive
                           Telecom System International. From 1972-1983, she was president of Data Courier, Inc.

                           Trubkin joined the BNA Board of Directors in 1985. She serves on the executive compensation and audit committees.

A chartered financial analyst, Trubkin is a Phi Beta Kappa graduate of the University of California at Berkeley, with a B.A. in economics.

      (25)


Photo of                   ROBERT L. VELTE (51), vice  president  for  strategic
Robert L.                  development.  Velte joined BNA in 1976 and has held a
Velte                      variety of  positions at BNA  business units.  He was
                           appointed president of BNA Communications Inc. in 1986, a position he held until 1994. He was president of BNA International Inc. from 1994 until 1997. He was elected to his current position in 1995.

                           Velte was elected to the BNA Board of Directors in 1996 and is a member of the board's budget committee and various management committees, including the corporate development committee, management committee, and publishing systems steering committee.

Velte is the chairman of the Board of Directors of BNA International Inc. where he has served as a director since 1994. He joined the BNA Communications Inc. board in 1983, and has been its vice chair since 1986. Also, he served as a member of the Pike & Fischer, Inc. board for four years. He is a graduate of Purdue University, with a degree in management, and is also a CPA. Before joining BNA, Velte worked for Arthur Andersen & Co. and once served as budget director for Dyncorp.




 Photo of                  PAUL N. WOJCIK (50),  president  and chief  executive
 Paul N. Wojcik            officer.   Wojcik  was  elected  to  BNA's  Board  of
                           Directors in 1989. He also serves as a member of the board of directors of BNA Communications Inc., BNA
                           International Inc., IOMA, Pike and Fischer, Inc., The
                           McArdle Printing Co., Inc., and Tax Management Inc.

                           Wojcik first joined BNA in 1972 as an editor for U.S. Law Week and was named managing editor of that service in 1979. In 1984, he became corporate counsel, and in June 1988, he became vice president and general counsel. In October 1994, he became senior vice president, and was named president and chief operating officer in February 1995. In December 1996, he was elected CEO. He is currently a member of BNA's executive committee, corporate development committee, investment committees, management committee, and publishing systems steering committee.

Wojcik is a graduate of Washington and Lee University and Catholic University's Columbus School of Law, and is on the board of directors of the Signature Theatre, a professional theatre in the Washington area.


      (26)


Photo of                   DEAN M. ZADAK (39), director,  E-business information
Dean M. Zadak              solutions division (formerly the electronic  commerce
                           unit - ECU) of the  sales and  marketing  department.
                           His    responsibilities    include    directing   the
                           reorganized  E-business  unit,  and two newly created
                           groups,   the  business   development  unit  and  the
                           national account program. He serves on the Board of Directors of BNA Communications Inc.

                           Zadak began his BNA career in 1984 as a district representative in Chicago where he qualified for Rookie of the Year and DSA in every year he was eligible. He was promoted in 1991 to the home office as assistant sales training manager, where he developed a 3-day sales training program designed to increase the productivity of new reps. In 1992 he joined Tax Management as a product manager where he developed the marketing program for, and contributed to the design of, the Tax
Management Portfolio Series on CD-ROM and Tax Practice Series on Diskette. In 1993 he was appointed HR and business information services product manager where he developed marketing initiatives for the launch of the Human Resource Library on CD-ROM. In 1995 he was appointed electronic information product manager where he initiated the sales and marketing efforts for BNA's World Wide Web & Lotus Notes products. In 1996 he was appointed director, electronic commerce unit where he managed the delivery, support, and sales and marketing efforts for BNA's Web and Notes Services.

Prior to joining BNA, he was a national account executive with Federal Sign Corp. Zadak is a graduate of Northern Illinois University with a bachelors of science degree in finance. He and his wife, Kathleen, are active in their local school district and spend much of their free time with their daughter and her after-school activities.

Appendix to attachment
Photos of nominees are included with their respective biographical sketches.


      (27)

(INTERIOR ENVELOPE)

THE BUREAU OF NATIONAL AFFAIRS, INC.
CLASS A COMMON STOCK PROXY FORM                  -------------------------------
PROXY SOLICITED BY THE BOARD OF DIRECTORS        Signature of Shareholder
                                                (Sign exactly as shown on label)

I HEREBY APPOINT  AUDREY C. HIPKINS OR DONALD
A. MASTERS AS PROXY TO REPRESENT ME AND TO
VOTE ALL THE  SHARES OF CLASS A COMMON STOCK
HELD BY ME ON MARCH 27, 1999, AT THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON APRIL
17, 1999, OR ANY ADJOURNMENTS THEREOF. MY        -------------------------------
SHARES ARE TO BE VOTED ONLY AS DESIGNATED        Date
BY ME ON THE ENCLOSED BALLOT, WHICH IS MADE
A PART HEREOF, AND I WITHHOLD AUTHORITY TO
VOTE ON ANY OTHER MATTER BROUGHT BEFORE THE
MEETING.

      (28)
THE BUREAU OF NATIONAL AFFAIRS, INC.        Shares Owned:
   ANNUAL STOCKHOLDERS' MEETING             Regular:
         April 17, 1999                     BNA 401(k) Plan:
         CLASS A BALLOT

                           BOARD OF DIRECTORS ELECTION

INSTRUCTIONS: Place an X in the box after the name of the candidates for whom you wish your proxy to cast your votes. You are entitled to vote for not more than three outside candidates and for not more than 12 stockholder candidates.

                             STOCKHOLDER CANDIDATES

Beltz, William A. *          1.__           Joseph, Eileen Z. *         9.__
Blanchard, Jacqueline M. *   2.__           Korphage, George J. *      10.__
Bumgardner, Eunice L.        3.__           McCaffery, Gregory C.*     11.__
Cornfield, Richard H. *      4.__           McFarland, David P.        12.__
Cosby, G. Christopher        5.__           Swords, Pat *              13.__
Degler, Sandra C.*           6.__           Velte, Robert L.*          14.__
Gill, Kathleen D.*           7.__           Wojcik, Paul N.*           15.__
Jenc, Jack *                 8.__           Zadak, Dean M.             16.__

                            * Member of present Board

OUTSIDE CANDIDATES

Schenck, Frederick A.*     17.__
Toohey, Daniel W.*         18.__
Trubkin, Loene *           19.__
--------------------------------------------------------------------------------

                           BOARD OF DIRECTORS PROPOSAL

INSTRUCTIONS: The following proposal is submitted by the Board of Directors. Specify your vote by marking the appropriate box with an X. If no choice is indicated, this proxy will be voted "For" the proposal. THE BOARD STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE `FOR' THIS PROPOSAL.

RESOLVED,  that the  stockholders  recommend  that the
policy  adopted by by the Board of Directors in 1982,
known as the "surviving  spouse policy," which specifies            _____FOR
that the Corporation will not exercise its right to
redeem Class B common stock from the surviving spouse
of a retired officer or employee until one year after               _____AGAINST
the death of such surviving  spouse, be amended to
specify that such policy will, as of September 25,
1999, apply only to the number of shares owned as                   _____ABSTAIN
of that date, and that any increases in stock holdings above that number after that date will be subject to the redemption provisions as set out in Article IV, Section 1A of the Articles of Incorporation and Section IX, Paragraph 8 of the By-Laws.

                              STOCKHOLDER PROPOSAL
INSTRUCTIONS: The following proposal has been submitted by stockholders. Specify your vote by marking the appropriate box with an X. If no choice is indicated, this proxy will be voted "Against" the proposal. THE BOARD STRONGLY RECOMMENDS THAT SHAREHOLDERS VOTE `AGAINST' THIS PROPOSAL.

RESOLVED, that the shareholders of The Bureau of National            ____FOR
Affairs,  Inc., recommend that a member of the Washington
-Baltimore Newspaper Guild BNA unit shall, beginning in              ____AGAINST
April 2000, serve as a 13th stockholder member of The
Bureau of  National  Affairs, Inc., Board of Directors               ____ABSTAIN
and be nominated by the Guild.

                               BALLOT INSTRUCTIONS

To vote, you must: (1) Complete and fold ballot;  (2) Put it in proxy  envelope;
(3) Sign and Date proxy envelope; (4) Seal Envelope ; (5) Return sealed proxy envelope either by mail, in the ballot box in the link lobby, or at the meeting.

--------------------------------------------------------------------------------